Deloitte LLP 816 Main Street Moncton NB E1C 1E6 Canada Tel: (506) 389-8073 Fax: (506) 632-1210 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-257363 on Form F-10 of our report dated November 29, 2020 relating to the financial statements of Organigram Holdings Inc. (the "Company") appearing in the Annual Report on Form 40-F of the Company for the fiscal year ended August 31, 2020.

/s/ Deloitte LLP

Chartered Professional Accountants
Moncton, Canada

August 30, 2021